UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
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                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): December 5, 2004
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                           GTECH Holdings Corporation
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             (Exact name of Registrant as Specified in its Charter)


                                    DELAWARE
                                -----------------
                 (State or other jurisdiction of incorporation)

                1-11250                                     05-0450121
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 (Commission File Number)                (IRS Employer Identification Number)


              55 Technology Way, West Greenwich, Rhode Island 02817
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               (Address of principal executive offices) (Zip Code)

                    Registrant's telephone number, including
                            area code: 401-392-1000
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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  [ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  [  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 204.14a-12)

Item 1.01.  Entry into a Material Definitive Agreement.
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     On December 5, 2004, GTECH Corporation,  the wholly-owned subsidiary of the
Registrant ("GTECH"), entered into an agreement with Messrs. Paul and Michael Gauselmann, the owners of the Gauselmann Group (the "Sellers"), pursuant to and subject to the terms and conditions of which, GTECH will acquire a 50 percent (50%) controlling equity interest (the "Purchased Interest") in the Atronic Group of companies owned by the Sellers ("Atronic"). The principal companies comprising Atronic include Atronic Americas LLC, Atronic International GmbH, Atronic Australien GmbH and Atronic Systems Inc.

     The agreement of the parties is memorialized in a Purchase Contract and a Master Agreement among the parties (collectively the "Agreement").

     The base purchase price ("Base Purchase Price") payable by GTECH for the Purchased Interest will be determined in accordance with a performance-based formula and will be equal in amount to fifty percent (50%) of Atronic's EBITDA (earning before interest, tax, depreciation, and amortization) for Atronic's fiscal year 2006 (which ends on December 31, 2006), multiplied by eight, subject to adjustment for certain net financial liabilities and working capital changes. In addition, the Agreement provides that GTECH may be required to pay certain additional amounts (the "Earn Out") in connection with its acquisition of the Purchased Interest (collectively with the Base Purchase Price, the "Purchase Price") if Atronic's EBITDA for its fiscal year 2007 exceeds certain specified thresholds.

     The Purchase Price is payable by GTECH in Euros and in cash. GTECH presently expects to pay a Purchase Price of approximately $100 to $150 million, including its portion of the debt of Atronic, for the Purchased Interest.

     The obligations of the parties to consummate this transaction are subject to the granting of required regulatory and gaming license approvals, and other closing conditions.

     Assuming  that  such  closing  conditions  are  satisfied,   the  Agreement
contemplates a December 29, 2006 closing (the "Closing").

     Commencing in 2012, the Agreement provides that GTECH has the option to purchase the Sellers' remaining fifty percent (50%) interest in Atronic, and the Sellers have a reciprocal right to sell their remaining interest to GTECH. There are also mutual put and call rights that, under certain circumstances, may become effective before 2012.

     Under the terms of the Agreement, the parties agree to cooperate prior to Closing in obtaining a EUR 50,000,000 loan from a third-party bank in favor of Atronic, and GTECH has agreed to issue a EUR 25,000,000 guarantee in connection with obtaining this loan.

     The Agreement provides that in the event that the Sellers withdraw from the transaction due to a failure to satisfy certain of the closing conditions, GTECH may be liable for the payment to the Sellers of a break-up fee of EUR 15,000,000.


Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
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     As described above in Item 1.01 of this Report,  on December 5, 2004, GTECH entered into an Agreement with the Sellers, pursuant to and subject to the terms and conditions of which, GTECH will acquire a fifty percent (50%) controlling equity interest in Atronic.

     The Purchase Price to be paid by GTECH in connection with this acquisition is not fixed in amount, but rather shall be determined in accordance with agreed formulas based upon Atronic's EBITDA for its fiscal years 2006 and 2007 (which end on December 31, 2006 and December 31, 2007, respectively.)

     Assuming that specified Closing conditions are satisfied, the Agreement contemplates a December 29, 2006 Closing, at which time GTECH shall be obligated to pay to the Sellers an estimate (based upon then-available financial information) of the Base Purchase Price, subject to a final calculation of the amount of the Base Purchase Price, and payment adjustment, to be made with fifteen working days after such time that final financial information becomes available. The Earn-Out is payable, if at all, only after final determination of Atronic's 2007 EBITDA.

     Under the terms of the Agreement, the parties agree to cooperate prior to Closing in obtaining a EUR 50,000,000 loan from a third-party bank in favor of Atronic, and GTECH has agreed to issue a EUR 25,000,000 guarantee in connection with obtaining this loan.

     The Agreement contains such other material terms and conditions as are described in Item 1.01 above, which are incorporated herein by reference.

                                  SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, GTECH Holdings Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 GTECH HOLDINGS CORPORATION


                                 By:/s Michael K. Prescott
                                    --------------------------------------------
                                       Michael K. Prescott
                                       Vice President and Deputy General Counsel


Dated:  December 9, 2004